SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BNS CO

                    GAMCO INVESTORS, INC.
                                 4/29/03              600-            4.5000
                    GABELLI SECURITIES, INC.
                        GABELLI ASSOCIATES LTD
                                 5/02/03           10,000-            4.7500
                                 5/01/03           19,500-            4.6487
                                 4/30/03            2,300-            4.6500
                                 4/29/03            1,500-            4.5000
                                 4/29/03            3,800-            4.6577
                        GAF II
                                 4/29/03            1,000-            4.6577
                                 3/19/03            2,500             2.6200
                        GABELLI ASSOCIATES FUND
                                 4/29/03            3,000-            4.6577
                                 3/05/03            2,687             2.6000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.